Exhibit 99.2

For Industry Media:

GEOFF EISENBERG SUCCEEDS PETER HARRIS

AS PRESIDENT AND CHIEF EXECUTIVE OFFICER OF WEST MARINE

WATSONVILLE, Calif. —Dec. 10, 2007—West Marine, Inc. (Nasdaq:WMAR), the nation’s largest boating supplies and accessories retailer, today announced that the Company’s Board of Directors has named Geoff Eisenberg, 55, to the position of President and Chief Executive Officer, succeeding Peter Harris, 63, who resigned from the Company effective today, December 10, 2007. Mr. Harris has agreed to assist during the transition through the end of the year.

“On behalf of the Board of Directors, I am pleased to welcome Geoff aboard in his new role as CEO,” said Board Chairman and Company Founder Randy Repass. “Geoff has been closely involved with West Marine for almost 32 years. He knows the Company, played a key role in developing our mission and values, and shares our passion for the business and customers of West Marine. Geoff is a highly disciplined operational strategist and a gifted leader. He has had a hand in shaping our service-driven culture and in formulating our current growth strategy, as both an executive of the Company and a member of our Board. We are highly confident in his ability to lead the Company and drive the next phase of our growth.”

Mr. Repass added, “Speaking for the Board, I also wish to thank Peter Harris for his leadership these past three years. It has been a tough period for our entire industry. The difficult management decisions Peter had to make along the way have produced encouraging progress on a number of important fronts and set the stage for further operational improvements in the period ahead. We wish Peter well in his future endeavors.”

“It is an honor to lead West Marine,” Mr. Eisenberg said. “I have a long and cherished history with this great Company and look forward to strengthening our connection with boaters. I’m truly excited to get back into active engagement inside the marine industry.

Working with suppliers and industry leaders was always one of the most enjoyable parts of my job. I hope to facilitate and enhance West Marine’s ability to partner with suppliers in mutually supportive ways. It will be rewarding for all parties if we can work together to create worthwhile new products and services that provide great benefits to our customers.”

In addition to his 30 years on the Board of West Marine, Mr. Eisenberg served the Company in various senior executive positions from 1976 until 1994. He has been active with the Company in one senior capacity or another right through his current appointment as President and CEO. Most recently, he ran The Eisenberg Company, a highly successful management and strategic consulting business specializing in CEO training and professional management development. Mr. Eisenberg is also a past CEO of Salz Leathers Inc., a manufacturer of high quality leather based in Santa Cruz, CA, and is a past CEO of Greenhorn Creek Associates, a Real Estate and Golf Development company based in Angels Camp, CA.

Mr. Eisenberg serves on the Boards of Directors of LiveOps Inc, a leading distributed call center technology and services provider, and Logispring LTD., an international venture capital firm specializing in supply chain focused companies. He has participated, both as skipper and crew, in many offshore sailing races and cruises.

WEBCAST AND CONFERENCE CALL

The company will host a brief conference call and webcast on Tuesday, December 11, 2007 at 8:30 AM Pacific Standard Time to introduce Mr. Eisenberg. The live call will be webcast and available in real time on the Internet at www.westmarine.com on the “Investor Relations” page. Please allow sufficient time prior to the call to visit the site and download the streaming media software required to listen to the Internet broadcast.

Interested parties can also connect to the conference call by dialing (888) 756-1546 in the U.S. and Canada and (706) 634-1083 for international callers. Please be prepared to give the conference ID number 27878577. The call leader will be West Marine’s Chairman and Founder, Randy Repass.

An audio replay will be available for approximately one week following the call. The replay number is (800) 642-1687 in the U.S. and Canada and (706) 645-9291 for international callers. The access code is 27878577.

ABOUT WEST MARINE

West Marine, the country’s largest specialty retailer of boating supplies and accessories, has 372 stores located in 38 states, Puerto Rico and Canada. Our catalog and Internet channels offer customers approximately 50,000 products and the convenience of exchanging catalog and Internet purchases at our store locations. Our Port Supply division is one of the country’s largest wholesale distributors of marine equipment serving boat manufacturers, marine services, commercial vessel operators and government agencies. For more information on West Marine’s products and store locations, or to start shopping, visit www.westmarine.com or call 1-800-BOATING (1-800-262-8464).